                                EXHIBIT 4(f)


                                  WAIVER

        THIS WAIVER (this "Waiver") dated as of August 1, 2001 is entered into by and among DeVry University, Inc., a Delaware corporation (the "Borrower"), the financial institutions who are party to the Credit Agreement referred to below (the "Lenders") and Bank of America, N.A., as Agent for the Lenders (herein, in such capacity, the "Agent").


                           W I T N E S S E T H:

        WHEREAS, the Borrower, the Lenders and the Agent are parties to a certain Amended and Restated Financing Agreement dated as of June 12, 1996 (as heretofore amended, called the "Credit Agreement"; terms used but not otherwise defined herein are used herein as defined in the Credit Agreement);

        WHEREAS, the Borrower desires that the Lender waive, for the Borrower's fiscal year ending June 30, 2001, any Default or Event of Default arising from non-compliance by the Borrower with the Capital Expenditures provision of the Credit Agreement; and

        WHEREAS, subject to the terms and conditions set forth herein, the Lenders are willing to grant such waiver.

        NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Borrower, the Agent and the Lenders hereby agree as follows:


        SECTION 1.  WAIVER.
                    ------

        (a) In reliance on the Borrower=s warranties set forth in Section 3 below, the Lenders hereby waive, for the fiscal year ending June 30, 2001, any Default or Event of Default arising from noncompliance by the Borrower with the Capital Expenditures provision of Section 16(B) of the Credit Agreement (as in effect before giving effect to this Waiver); it being expressly understood however, that the foregoing waiver does not apply to any computation date or period after June 30, 2001.

        (b) The foregoing waiver is specific in time and in intent and does not constitute, nor shall it be construed as, a waiver of any other right, power or privilege under the Credit Agreement, or under any agreement, contract, indenture, document or other instrument mentioned in the Credit Agreement; nor does the foregoing waiver preclude other or further exercise of any other right, power or privilege, nor shall the waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document, or instrument mentioned in the Credit Agreement, constitute a waiver of any other default of any other term or provision.

        SECTION 2.  WARRANTIES.
                    -----------
        To induce the Agent and the Lenders to enter into this Waiver, the Borrower warrants to the Agent and the Lenders as of the date hereof that:

        (a) The representations and warranties contained in the Credit Agreement and Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date); and

        (b) No Default or Event of Default has occurred and is continuing which will not be cured by this Waiver becoming effective.


        SECTION 3.  GENERAL.
                    --------
        (a) As hereby modified, the Credit Agreement and the Loan Documents shall remain in full force and effect and are hereby ratified, approved and confirmed in all respects.

        (b) This Waiver shall be binding upon and shall inure to the benefit of the Borrower, the Lenders and the Agent and respective successors and assigns of the Lenders and the Agent.

        (c) This Waiver may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Waiver.

        (d) The Borrower covenant to pay to or reimburse the Agent, upon demand, for all reasonable costs and expenses (including legal expenses) in connection with the preparation, execution and delivery of this Waiver.

        (e) This Waiver shall become effective when counterparts hereof executed on behalf of Borrower and the Required Lenders (notice of execution satisfactory to Agent) shall have been received by Agent. Upon the effectiveness of this Waiver, the Agent shall promptly advise the Borrower and the Lenders.

Delivered at Chicago, Illinois, as of the date and year first above written.

                                DEVRY UNIVERSITY, INC.

                                By:

                                   Title:


                                BANK OF AMERICA, N.A., as Agent

                                BY:

                                   Title:


                                BANK OF AMERICA, N.A., as Lender

                                By:

                                   Title:


                                THE NORTHERN TRUST COMPANY

                                By:

                                   Title:


                                HARRIS TRUST AND SAVINGS BANK

                                By:

                                   Title:

        The undersigned hereby (i) acknowledge the foregoing waiver, (ii) acknowledge that their respective Guaranties continue to guaranty the obligations of the Borrower arising under the Credit Agreement, as amended hereby and (iii) and reaffirm their respective duties and obligations arising under the Loan Documents to which each is a party.


                                DEVRY INC.

                                By:

                                Its:


                                BECKER CPA REVIEW CORP. (f/k/a
                                DEVRY CPA REVIEW CORP.)

                                By:

                                Its:


                                DEVRY/BECKER EDUCATIONAL
                                DEVELOPMENT CORP. (f/k/a DEVRY EDUCATIONAL
                                DEVELOPMENT CORP.)

                                By:

                                Its:


                                DEVRY EDUCATIONAL PRODUCTS, INC.

                                By:

                                Its:


                                DEVRY EDUCATIONAL DEVELOPMENT CORP.

                                By:

                                Its:

                                BECKER CPA REVIEW, INC.

                                By:

                                Its:


                                DEVRY/NEW YORK, INC.

                                By:

                                Its:


                                DEVRY LEASING CORPORATION

                                By:

                                Its:


                                BECKER C-D LLC
                                By: Becker CPA Review, Inc., its sole member

                                By:

                                Its:


                                DEVRY COLORADO LLC
                                By: DeVry University, Inc., its sole member

                                By:

                                Its:


                                DEVRY FLORIDA, INC.

                                By:

                                Its: